QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Bucyrus International, Inc. (the "Company") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Timothy W. Sullivan, as Chief Executive Officer of the Company, and Craig R. Mackus, Vice President-Finance and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TIMOTHY W. SULLIVAN Timothy W. Sullivan Chief Executive Officer March 30, 2004
/s/ CRAIG R. MACKUS Craig R. Mackus Vice President-Finance and Secretary March 30, 2004

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

QuickLinks

  Exhibit 32
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002